UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 15, 2021

Consensus Cloud Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40750	87-1139414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Flower Street, 15th Floor
Los Angeles, California 90017
(Address of principal executive offices) (Zip Code)

(323) 860-9200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCSI	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2021, the Board of Directors (the “Board”) of Consensus Cloud Solutions, Inc. (the “Company”) approved new compensatory arrangements for Scott Turicchi, the Company’s Chief Executive Officer and Interim Chief Financial Officer, John Nebergall, the Company’s Chief Operating Officer, and Jeffrey Sullivan, the Company’s Chief Technology Officer (collectively the “Arrangements”).

The Arrangement approved for Mr. Turicchi provides for a base salary of $750,000 and a target annual bonus of $750,000, which is consistent with the base salary and target annual bonus Mr. Turicchi was entitled to receive at J2 Global, Inc. The Arrangement approved for Mr. Nebergall provides for a base salary of $450,000 and a target annual bonus of $300,000. The Arrangement approved for Mr. Sullivan provides for a base salary of $350,000 and a target annual bonus of $210,000. The Board also approved one-time special retroactive payments to Mr. Nebergall and Mr. Sullivan of $15,673 and $7,837, respectively, which will be paid on December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consensus Cloud Solutions, Inc. (Registrant)

Date:	December 21, 2021	By:	/s/ Vithya Aubee
Vithya Aubee Vice President and Secretary